FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION CONTACT:
February 11, 2015	Kristina Waugh 318.340.5627
kristina.r.waugh@centurylink.com

CENTURYLINK REPORTS FOURTH QUARTER AND FULL-YEAR 2014 RESULTS
Achieved operating revenues of $4.44 billion, including core revenues1 of $4.05 billion in fourth quarter; Full-year 2014 operating revenues of $18.0 billion, a 0.4% decline from full-year 2013
Generated operating cash flow2 of $1.71 billion, excluding special items, in fourth quarter; Full-year 2014 operating cash flow, excluding special items, of $7.1 billion
Generated free cash flow2, excluding special items and integration-related capital expenditures, of $373 million in fourth quarter and $2.7 billion in full-year 2014
Achieved Adjusted Net Income2 of $340 million and Adjusted Diluted EPS2 of $0.60, excluding special items, in fourth quarter
Added approximately 18,600 high-speed Internet customers and nearly 12,900 PrismTM TV customers during fourth quarter
MONROE, La. — CenturyLink, Inc. (NYSE: CTL) today reported results for fourth quarter and full-year 2014.
“CenturyLink's fourth quarter revenues came in slightly lower than anticipated, however our full-year 2014 results were in-line with our guidance and reflect our success in improving core revenue trends and generating strategic revenue growth,” said Glen F. Post III, chief executive officer and president.  “Fourth quarter Business revenues from high-bandwidth data services grew approximately 13% year-over-year.  And in our Consumer segment, strategic revenues grew to $727 million for the quarter.

“As we look to 2015, we anticipate stronger revenue generation in the second half of the year and expect to reach revenue stability for the full year. We believe revenue growth will benefit from strategic product expansion and our recently implemented organizational realignment. This realignment has strengthened our focus on sales and revenue generation as we have combined and expanded our network and managed hosting/cloud sales forces, while enhancing our product portfolio to support strategic revenue growth in the months ahead,” Post concluded.

1 Core revenues defined as strategic revenues plus legacy revenues (excludes data integration and other revenues), as described further in the attached schedules
2 See attachments for non-GAAP reconciliations

Fourth Quarter 2014 Highlights

•
Achieved core revenues of $4.05 billion in fourth quarter 2014, a 1.5% year-over-year decline; revenue from high-bandwidth data services provided to business customers, including MPLS[3], Ethernet and Wavelength, grew approximately 13% year-over-year.

•	Generated free cash flow of $373 million, excluding special items and integration-related capital expenditures.

•	Added approximately 18,600 high-speed Internet customers during fourth quarter 2014, ending the period with more than 6.08 million customers in service.

•	Ended the quarter with more than 240,000 CenturyLink® PrismTM TV customers, an increase of nearly 12,900 during fourth quarter 2014.

•	Purchased and retired an additional 2.3 million shares of CenturyLink common stock for nearly $91 million during fourth quarter 2014.
Consolidated Financial Results
Operating revenues for fourth quarter 2014 were $4.44 billion compared to $4.54 billion in fourth quarter 2013. The decline in legacy revenues, primarily driven by access line losses and lower access revenues, as well as lower data integration revenues, were partially offset by increased strategic revenues. The growth of strategic revenues was primarily due to increased business customer demand for high-bandwidth data services, along with year-over-year growth in high-speed Internet and CenturyLink® PrismTM TV customers.
Operating expenses, excluding special items, decreased to $3.86 billion from $3.87 billion in fourth quarter 2013. The year-over-year decrease was primarily driven by lower employee costs, depreciation and amortization expenses and customer premise equipment (CPE) costs, which were partially offset by an unfavorable accounting adjustment for employee healthcare costs recorded in fourth quarter 2014.
Operating cash flow (as defined in our attached supplemental schedules), excluding special items, decreased to $1.71 billion from $1.84 billion in fourth quarter 2013. For fourth quarter 2014, CenturyLink achieved an operating cash flow margin, excluding special items, of 38.5% versus 40.4% in fourth quarter 2013. These decreases were primarily driven by the decline in higher-margin legacy revenues described above.
Adjusted Net Income and Adjusted Diluted Earnings Per Share (Adjusted Diluted EPS)
Adjusted Net Income and Adjusted Diluted EPS exclude the after-tax impact of special items, the non-cash after-tax impact of the amortization of certain intangible assets related to major acquisitions since mid-2009, and the non-cash after-tax impact to interest expense relating to the assignment of fair value to the outstanding debt assumed in connection with those acquisitions.
Excluding the items outlined above, CenturyLink’s Adjusted Net Income for fourth quarter 2014 was $340 million compared to Adjusted Net Income of $396 million in fourth quarter 2013. Fourth quarter 2014 Adjusted Diluted EPS was $0.60 compared to $0.68 in the year-ago period due to lower operating cash flow, partially offset by favorable state income tax adjustments and the lower number of shares outstanding due to share repurchases during 2014. See the attached schedules for additional information.
Full-Year 2014 Results
For the full-year 2014, operating revenues decreased to $18.0 billion from $18.1 billion in 2013. Operating cash flow, excluding special items, was $7.1 billion in 2014 compared to $7.4 billion in 2013. The decline in operating revenues was driven by the impact of access line losses and lower access revenues, resulting in a decline in legacy revenues, and a decline in strategic private line services. These revenue declines were partially offset by increases in strategic revenues resulting primarily from increased business customer demand for high-bandwidth data services

3 Multi-Protocol Label Switching

and hosting solutions, along with growth in high-speed Internet and CenturyLink® PrismTM TV customers. The operating cash flow decline was driven by the reduction in higher-margin legacy and private line revenues, which was partially offset by growth in other strategic revenues. Adjusted Net Income, excluding special items, was $1.49 billion in 2014 compared to $1.66 billion in 2013. Adjusted Diluted EPS, excluding special items, was $2.61 in 2014 compared to $2.76 in 2013.
GAAP Results - Fourth Quarter and Full-Year
Under generally accepted accounting principles (GAAP), net income for fourth quarter 2014 was $188 million compared to a net income of $239 million for fourth quarter 2013, and diluted earnings per share for fourth quarter 2014 was $0.33 compared to diluted earnings per share of $0.41 for fourth quarter 2013.
Net income under GAAP for full-year 2014 was $772 million compared to a net loss of $239 million for full-year 2013, and diluted earnings per share for full-year 2014 was $1.36 compared to net loss per share of $0.40 for full-year 2013. Full-year 2013 GAAP operating results include the impact of a goodwill impairment charge for a former operating segment.
Additional details regarding the company’s special items for the three and twelve months ended December 31, 2014 and 2013 are provided in the accompanying financial schedules.

Segment Financial Results4
As previewed last quarter, CenturyLink has completed the realignment of its organizational structure. Beginning in the fourth quarter 2014, CenturyLink realigned its operating groups into the following two reporting segments:

•
Business. Consists primarily of providing network, IT services, colocation, managed hosting and cloud services to enterprise, wholesale and governmental customers across the U.S. and select international locations.

•	Consumer. Consists primarily of providing products and services to residential consumers across the company's 37-state footprint.
The organizational realignment combines marketing, sales and sales support under one leader. As part of the realignment, the company also has tasked a leader with responsibilities for the operational excellence of our products and services through the end-to-end engineering, delivery and management of network facilities and data centers. Additionally, one leader now has responsibility for product development and technology across all assets. Overall, these changes are designed to drive increased revenue generation and the rapid deployment of new technologies and solutions.
Business
The Business segment experienced continued strong demand for high-bandwidth data products in the fourth quarter of 2014.

•
Strategic revenues were $1.58 billion in the quarter, a 0.4% increase over fourth quarter 2013, driven by strength in high-bandwidth offerings such as MPLS, Ethernet and Wavelength services, partially offset by declines in low-speed data services revenue.

•	Total revenues were $2.70 billion, a decrease of 3.6% from fourth quarter 2013, as lower legacy, private line and data integration revenues were partially offset by growth in high-bandwidth offerings.

•	High-bandwidth data services grew nearly 13% over fourth quarter 2013 driven by continued strength in sales.

•	Managed hosting revenues were $145 million, representing a 1.4% increase from fourth quarter 2013, and colocation revenues were $160 million, a 1.9% increase over the same period a year ago.

4 All references to segment data herein reflect certain adjustments described in the attached schedules

Consumer
The Consumer segment achieved strong year-over-year strategic revenue growth driven primarily by increased high-speed Internet and CenturyLink® PrismTM TV customers.

•	Strategic revenues were $727 million in the quarter, a 6.4% increase over fourth quarter 2013.

•	Total revenues generated were $1.49 billion.

•	Added approximately 12,900 CenturyLink® PrismTM TV customers during fourth quarter 2014, increasing penetration of the approximately 2.4 million addressable homes to 10.2%.
Guidance — Full-Year and First Quarter 2015
CenturyLink anticipates stable operating revenues and core revenues in full-year 2015 compared to full-year 2014 due to expected increases in the level of strategic revenue growth offsetting anticipated legacy revenue declines. Operating cash flow and free cash flow are expected to slightly decline from full-year 2014 primarily driven by the continued decline in higher-margin legacy revenues, the impact of higher expenses associated with the increased growth in strategic revenues and an increase in pension expense due to changes in actuarial assumptions. The company also anticipates lower depreciation and amortization expense for full-year 2015 compared to full-year 2014 driven primarily by the impact of declining amortization of acquisition-related intangible assets and the annual review and update of depreciation rates, which are expected to more than offset increases in depreciation expense associated with continued capital investment. The company expects to incur capital expenditures of approximately $3.0 billion in 2015.

As of the date of this release, the company has not yet decided whether to accept or reject the specific build-out opportunities and related support payments available under Phase 2 of the FCC's Connect America Fund program. The company plans to provide an update later in 2015 when it determines the extent to which implementation of the CAF 2 program will impact its future revenues and cash flows.

Full-Year 2015 (excluding special items)

Operating Revenues	$17.9 to $18.1 billion
Core Revenues	$16.25 to $16.45 billion
Operating Cash Flow	$6.8 to $7.0 billion
Adjusted Diluted EPS	$2.50 to $2.70
Free Cash Flow	$2.5 to $2.7 billion

The company expects first quarter 2015 revenues to increase compared to fourth quarter 2014 primarily due to projected growth in strategic revenue offsetting the anticipated decline in legacy revenue, resulting in higher core revenue, along with higher data integration revenues in first quarter 2015. The company expects first quarter 2015 operating cash flow to decrease compared to fourth quarter 2014 primarily due to higher employee benefits and operating taxes, along with the impact of the continued decline in higher-margin legacy revenues. The company also anticipates a decline in depreciation and amortization expense, as previously described, in first quarter 2015. The anticipated lower level of depreciation and amortization expense is expected to mostly offset the decrease in operating cash flow and the impact of the favorable income tax adjustments in the fourth quarter 2014, resulting in an anticipated slight decrease in Adjusted Diluted EPS in first quarter 2015 when compared to fourth quarter 2014.

First Quarter 2015 (excluding special items)

Operating Revenues	$4.45 to $4.50 billion
Core Revenues	$4.04 to $4.09 billion
Operating Cash Flow	$1.64 to $1.69 billion
Adjusted Diluted EPS	$0.56 to $0.61

All 2015 guidance figures and 2015 outlook statements included in this release (i) speak as of February 11, 2015 only, (ii) exclude the impact of any share repurchases made after December 31, 2014 and (iii) exclude the effects of special items, future impairment charges, future changes in regulation, implementation of the FCC's CAF 2 program (as described above), tax laws or accounting rules, integration expenses associated with major acquisitions, any changes in operating or capital plans or other unforeseen events or circumstances that impact our financial performance, and any future mergers, acquisitions, divestitures or other similar business transactions. See “Forward Looking Statements” below. For additional information on how we define certain of the terms used above, see the attached schedules.
Investor Call
As previously announced, CenturyLink’s management will host a conference call at 4:00 p.m. Central Time today, February 11, 2015. Interested parties can access the call by dialing 866-244-4630. The call will be accessible for replay through February 19, 2015, by dialing 888-266-2081 and entering the access code 1649946. Investors can also listen to CenturyLink’s earnings conference call and webcast replay by accessing the Investor Relations portion of the Company’s website at www.centurylink.com through March 5, 2015. Financial, statistical and other information related to the call will also be posted to our website.
Reconciliation to GAAP
This release includes certain non-GAAP financial measures, including but not limited to operating cash flow, free cash flow, core revenues, Adjusted Net Income, Adjusted Diluted EPS and adjustments to GAAP measures to exclude the effect of special items. In addition to providing key metrics for management to evaluate the Company’s performance, we believe these measurements assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends. Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules. Reconciliation of additional non-GAAP financial measures that may be discussed during the earnings call described above will be available in the Investor Relations portion of the Company’s website at www.centurylink.com. Investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP.
About CenturyLink
CenturyLink is the third largest telecommunications company in the United States and is recognized as a leader in the network services market by technology industry analyst firms. The Company is a global leader in cloud infrastructure and hosted IT solutions for enterprise customers. CenturyLink provides data, voice and managed services in local, national and select international markets through its high-quality advanced fiber optic network and multiple data centers for businesses and consumers. The company also offers advanced entertainment services under the CenturyLink® PrismTM TV and DIRECTV brands. Headquartered in Monroe, La., CenturyLink is an S&P 500 company and is included among the Fortune 500 list of America’s largest corporations. For more information, visit www.centurylink.com.

Forward Looking Statements
Certain non-historical statements made in this release and future oral or written statements or press releases by us or our management are intended to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations only, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us if one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the timing, success and overall effects of competition from a wide variety of competitive providers; the risks inherent in rapid technological change, including product displacement; the effects of ongoing changes in the regulation of the communications industry, including the outcome of regulatory or judicial proceedings relating to intercarrier compensation, access charges, universal service, broadband deployment, data protection and net neutrality; our ability to effectively adjust to changes in the communications industry, and changes in our markets, product mix and network caused by our recent acquisitions; our ability to successfully integrate recently-acquired operations into our incumbent operations, including the possibility that the anticipated benefits from our recent acquisitions cannot be fully realized in a timely manner or at all; our ability to effectively manage our expansion opportunities, including retaining and hiring key personnel; possible changes in the demand for, or pricing of, our products and services, including our ability to effectively respond to increased demand for high-speed broadband service; our ability to successfully introduce new product or service offerings on a timely and cost-effective basis; the adverse impact on our business and network from possible equipment failures, security breaches or similar attacks on our network; our ability to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; our ability to use net operating loss carryovers of Qwest in projected amounts; our continued access to credit markets on favorable terms; our ability to collect our receivables from financially troubled companies; our ability to maintain favorable relations with our key business partners, suppliers, vendors, landlords and financial institutions; any adverse developments in legal or regulatory proceedings involving us; changes in our operating plans, corporate strategies, dividend payment plans or other capital allocation plans, including those caused by changes in our cash requirements, capital expenditure needs, debt obligations, pension funding requirements, cash flows, or financial position, or other similar changes; the effects of adverse weather; other risks referenced from time to time in our filings with the SEC; and the effects of more general factors such as changes in interest rates, in tax laws, in accounting policies or practices, in operating, medical, pension or administrative costs, in general market, labor or economic conditions, or in legislation, regulation or public policy. These and other uncertainties related to our business and our recent acquisitions are described in greater detail in Item 1A of our Form 10-Q for the quarter ended September 30, 2014, as updated and supplemented by our subsequent SEC reports. You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factor on the business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements. You are further cautioned not to place undue reliance on these forward-looking statements, which are inherently speculative and speak only as of the date made. We undertake no obligation to update any of our forward-looking statements for any reason.

CenturyLink, Inc.
CONSOLIDATED STATEMENTS OF INCOME
THREE MONTHS ENDED DECEMBER 31, 2014 AND 2013
(UNAUDITED)
(Dollars in millions, except per share amounts; shares in thousands)

	Three months ended December 31, 2014				Three months ended December 31, 2013
				As adjusted				As adjusted		Increase
				excluding				excluding		(decrease)
		Less		special		Less		special	Increase	excluding
	As	special		items	As	special		items	(decrease)	special
	reported	items		(Non-GAAP)	reported	items		(Non-GAAP)	as reported	items
OPERATING REVENUES
Strategic	$2,311	—		2,311	2,261	—		2,261	2.2%	2.2%
Legacy	1,737	—		1,737	1,849	—		1,849	(6.1)%	(6.1)%
Data integration	144	—		144	186	—		186	(22.6)%	(22.6)%
Other	246	—		246	246	—		246	—%	—%
	4,438	—		4,438	4,542	—		4,542	(2.3)%	(2.3)%

OPERATING EXPENSES
Cost of services and products	1,974	38	(1)	1,936	1,920	6	(3)	1,914	2.8%	1.1%
Selling, general and administrative	850	57	(1)	793	823	31	(3)	792	3.3%	0.1%
Depreciation and amortization	1,131	—		1,131	1,166	—		1,166	(3.0)%	(3.0)%
Impairment of goodwill	—	—		—	(8)	(8)	(4)	—	(100.0)%	—%
	3,955	95		3,860	3,901	29		3,872	1.4%	(0.3)%

OPERATING INCOME	483	(95)		578	641	(29)		670	(24.6)%	(13.7)%

OTHER INCOME (EXPENSE)
Interest expense	(330)	—		(330)	(328)	—		(328)	0.6%	0.6%
Other income, net	4	—		4	17	10	(5)	7	(76.5)%	(42.9)%
Income tax benefit (expense)	31	96	(2)	(65)	(91)	33	(6)	(124)	(134.1)%	(47.6)%
NET INCOME	$188	1		187	239	14		225	(21.3)%	(16.9)%
BASIC EARNINGS PER SHARE	$0.33	—		0.33	0.41	0.02		0.38	(19.5)%	(13.2)%
DILUTED EARNINGS PER SHARE	$0.33	—		0.33	0.41	0.02		0.38	(19.5)%	(13.2)%

AVERAGE SHARES OUTSTANDING
Basic	565,327			565,327	585,259			585,259	(3.4)%	(3.4)%
Diluted	567,035			567,035	586,382			586,382	(3.3)%	(3.3)%

DIVIDENDS PER COMMON SHARE	$0.54			0.54	0.54			0.54	—%	—%
SPECIAL ITEMS
(1) -
Includes severance costs associated with recent headcount reductions ($22 million), integration costs associated with our acquisition of Qwest ($10 million) and a pension settlement charge ($63 million).

(2) -	Income tax benefit of Item (1) and a favorable income tax adjustment of $60 million.
(3) -
Includes the Communications Workers of America contract ratification bonus ($6 million), severance costs associated with reduction in force initiatives ($13 million), integration, severance, and retention costs associated with our acquisition of Qwest ($20 million) and integration and severance costs associated with our acquisition of Savvis $2 million.

(4) -	Non-cash, non-tax deductible goodwill impairment adjustment.
(5) -	Gain on early retirement of debt.
(6) -	Income tax benefit of Items (3) and (5) and release of tax reserve ($22 million).

CenturyLink, Inc.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
TWELVE MONTHS ENDED DECEMBER 31, 2014 AND 2013
(UNAUDITED)
(Dollars in millions, except per share amounts; shares in thousands)

	Twelve months ended December 31, 2014				Twelve months ended December 31, 2013
				As adjusted				As adjusted		Increase
				excluding				excluding		(decrease)
		Less		special		Less		special	Increase	excluding
	As	special		items	As	special		items	(decrease)	special
	reported	items		(Non-GAAP)	reported	items		(Non-GAAP)	as reported	items
OPERATING REVENUES
Strategic	$9,200	—		9,200	8,823	—		8,823	4.3%	4.3%
Legacy	7,138	—		7,138	7,616	—		7,616	(6.3)%	(6.3)%
Data integration	690	—		690	656	—		656	5.2%	5.2%
Other	1,003	—		1,003	1,000	—		1,000	0.3%	0.3%
	18,031	—		18,031	18,095	—		18,095	(0.4)%	(0.4)%

OPERATING EXPENSES
Cost of services and products	7,846	50	(1)	7,796	7,507	15	(4)	7,492	4.5%	4.1%
Selling, general and administrative	3,347	168	(1)	3,179	3,502	331	(4)	3,171	(4.4)%	0.3%
Depreciation and amortization	4,428	—		4,428	4,541	—		4,541	(2.5)%	(2.5)%
Impairment of goodwill	—	—		—	1,092	1,092	(5)	—	(100.0)%	—%
	15,621	218		15,403	16,642	1,438		15,204	(6.1)%	1.3%

OPERATING INCOME	2,410	(218)		2,628	1,453	(1,438)		2,891	65.9%	(9.1)%

OTHER INCOME (EXPENSE)
Interest expense	(1,311)	—		(1,311)	(1,298)	—		(1,298)	1.0%	1.0%
Other income, net	11	(14)	(2)	25	69	47	(6)	22	(84.1)%	13.6%
Income tax expense	(338)	143	(3)	(481)	(463)	164	(7)	(627)	(27.0)%	(23.3)%
NET INCOME (LOSS)	$772	(89)		861	(239)	(1,227)		988	(423.0)%	(12.9)%
BASIC EARNINGS (LOSS) PER SHARE	$1.36	(0.16)		1.51	(0.40)	(2.04)		1.64	(440.0)%	(7.9)%
DILUTED EARNINGS (LOSS) PER SHARE	$1.36	(0.16)		1.51	(0.40)	(2.04)		1.64	(440.0)%	(7.9)%

AVERAGE SHARES OUTSTANDING
Basic	568,435			568,435	600,892			600,892	(5.4)%	(5.4)%
Diluted	569,739			569,739	600,892			602,201	(5.2)%	(5.4)%

DIVIDENDS PER COMMON SHARE	$2.16			2.16	2.16			2.16	—%	—%
SPECIAL ITEMS
(1) -
Includes severance costs associated with recent headcount reductions ($88 million), integration and retention costs associated with our acquisition of Qwest ($51 million), the impairment of two office buildings ($18 million) and a pension settlement charge ($63 million), less the offsetting impact of a litigation settlement in the amount of $2 million.

(2) -	Impairment of a non-operating investment ($14 million).
(3) -	Income tax benefit of Item (1) and a favorable income tax adjustment of $60 million.
(4) -
Includes a litigation reserve ($233 million), the Communications Workers of America contract ratification bonus ($6 million), severance costs associated with reduction in force initiatives ($27 million), integration, severance and retention costs associated with our acquisition of Qwest ($47 million), integration, severance, and retention costs associated with our acquisition of Savvis ($6 million), an accounting adjustment ($18 million) and an impairment of an office building ($9 million).

(5) -	Non-cash, non-tax deductible goodwill impairment charge.
(6) -	Gain on the sale of a non-operating investment ($32 million), gain on early retirement of debt ($10 million) and settlements of other non-operating issues ($5 million).
(7) -	Income tax benefit of Items (4) and (6), a favorable federal income tax settlement ($33 million) and release of a tax reserve ($22 million).

CenturyLink, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2014 AND DECEMBER 31, 2013
(UNAUDITED)
(Dollars in millions)
	December 31,	December 31,
	2014	2013
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$128	168
Other current assets	3,448	3,739
Total current assets	3,576	3,907

NET PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	36,718	34,307
Accumulated depreciation	(18,285)	(15,661)
Net property, plant and equipment	18,433	18,646

GOODWILL AND OTHER ASSETS
Goodwill	20,755	20,674
Other, net	7,383	8,560
Total goodwill and other assets	28,138	29,234

TOTAL ASSETS	$50,147	51,787

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$550	785
Other current liabilities	3,368	3,624
Total current liabilities	3,918	4,409

LONG-TERM DEBT	20,121	20,181
DEFERRED CREDITS AND OTHER LIABILITIES	11,085	10,006
STOCKHOLDERS' EQUITY	15,023	17,191

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$50,147	51,787

CenturyLink, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
TWELVE MONTHS ENDED DECEMBER 31, 2014 AND 2013
(UNAUDITED)
(Dollars in millions)

	Twelve months ended	Twelve months ended
	December 31, 2014	December 31, 2013
OPERATING ACTIVITIES
Net income (loss)	$772	(239)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,428	4,541
Impairment of goodwill	—	1,092
Impairment of assets	32	—
Deferred income taxes	291	391
Provision for uncollectible accounts	159	152
Gain on sale of intangible assets	—	(32)
Net gain on early retirement of debt	—	(10)
Share based compensation	79	71
Changes in current assets and current liabilities, net	(447)	3
Retirement benefits	(184)	(342)
Changes in other noncurrent assets and liabilities, net	99	19
Other, net	(41)	(87)
Net cash provided by operating activities	5,188	5,559
INVESTING ACTIVITIES
Payments for property, plant and equipment and capitalized software	(3,047)	(3,048)
Cash paid for acquisitions, net	(93)	(160)
Proceeds from sale of property and intangible assets	63	80
Other, net	—	(20)
Net cash used in investing activities	(3,077)	(3,148)
FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	483	2,481
Payments of long-term debt	(800)	(2,010)
Net (payments) borrowings on credit facility	(4)	(95)
Early retirement of debt costs	—	(31)
Dividends paid	(1,228)	(1,301)
Net proceeds from issuance of common stock	50	73
Repurchase of common stock	(650)	(1,586)
Other, net	(2)	15
Net cash used in financing activities	(2,151)	(2,454)
Net decrease in cash and cash equivalents	(40)	(43)
Cash and cash equivalents at beginning of period	168	211
Cash and cash equivalents at end of period	$128	168

CenturyLink, Inc.
SELECTED SEGMENT FINANCIAL INFORMATION
THREE MONTHS AND TWELVE MONTHS ENDED DECEMBER 31, 2014 AND 2013
(UNAUDITED)
(Dollars in millions)

	Three months ended December 31,*		Twelve months ended December 31,*
	2014	2013	2014	2013
Total segment revenues	$4,192	4,296	17,028	17,095
Total segment expenses	2,135	2,123	8,509	8,167
Total segment income	$2,057	2,173	8,519	8,928
Total segment income margin (segment income divided by segment revenues)	49.1%	50.6%	50.0%	52.2%

Business
Revenues
Strategic services	$1,584	1,578	6,350	6,173
Legacy services	971	1,037	3,998	4,267
Data integration	143	185	686	651
	$2,698	2,800	11,034	11,091
Expenses
Total Expenses	$1,521	1,513	6,089	5,808

Segment income	$1,177	1,287	4,945	5,283
Segment income margin	43.6%	46.0%	44.8%	47.6%

Consumer
Revenues
Strategic services	$727	683	2,850	2,650
Legacy services	766	812	3,140	3,349
Data integration	1	1	4	5
	$1,494	1,496	5,994	6,004
Expenses
Total Expenses	$614	610	2,420	2,359

Segment income	$880	886	3,574	3,645
Segment income margin	58.9%	59.2%	59.6%	60.7%

*
Effective November 1, 2014, we implemented a new organizational structure designed to strengthen our ability to attain our operational, strategic and financial goals. Prior to this reorganization, we recognized four segments: consumer, business, wholesale and hosting. As a result of this reorganization, we now report two segments: business and consumer, in our consolidated financial statements. We have restated prior periods to reflect the reorganization.

CenturyLink, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
(Dollars in millions)

		Three months ended December 31, 2014				Three months ended December 31, 2013
					As adjusted				As adjusted
			Less		excluding		Less		excluding
		As	special		special	As	special		special
		reported	items		items	reported	items		items
Operating cash flow and cash flow margin
	Operating income	$483	(95)	(1)	578	641	(29)	(2)	670
	Add: Depreciation and amortization	1,131	—		1,131	1,166	—		1,166
	Add: Impairment of goodwill	—	—		—	(8)	(8)	(3)	—
	Operating cash flow	$1,614	(95)		1,709	1,799	(37)		1,836

	Revenues	$4,438	—		4,438	4,542	—		4,542

	Operating income margin (operating income divided by revenues)	10.9%			13.0%	14.1%			14.8%

	Operating cash flow margin (operating cash flow divided by revenues)	36.4%			38.5%	39.6%			40.4%

Free cash flow
	Operating cash flow				$1,709				1,836
	Less: Cash paid for income taxes, net of refunds				(6)				(3)
	Less: Cash paid for interest, net of amounts capitalized				(404)				(419)
	Less: Capital expenditures (4)				(930)				(820)
	Add: Other income				4				7
	Free cash flow (5)				$373				601

SPECIAL ITEMS
(1) -
Includes severance costs associated with recent headcount reductions ($22 million), integration costs associated with our acquisition of Qwest ($10 million) and a pension settlement charge ($63 million).

(2) -
Includes a non-cash, non-tax deductible goodwill impairment charge of $8 million, the Communications Workers of America contract ratification bonus ($6 million), severance costs associated with reduction in force initiatives ($13 million), integration, severance, and retention costs associated with our acquisition of Qwest ($20 million) and integration and severance costs associated with our acquisition of Savvis $2 million.

(3) -	Non-cash, non-tax deductible goodwill impairment charge.
(4) -	Excludes $4 million in fourth quarter 2014 and $17 million in fourth quarter 2013 of capital expenditures related to the integration of Qwest and Savvis.
(5) -	Excludes special items identified in items (1) to (3).

CenturyLink, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
(Dollars in millions)

		Twelve months ended December 31, 2014				Twelve months ended December 31, 2013
					As adjusted				As adjusted
			Less		excluding		Less		excluding
		As	special		special	As	special		special
		reported	items		items	reported	items		items
Operating cash flow and cash flow margin
	Operating income	$2,410	(218)	(1)	2,628	1,453	(1,438)	(2)	2,891
	Add: Depreciation and amortization	4,428	—		4,428	4,541	—		4,541
	Add: Impairment of goodwill	—	—		—	1,092	1,092	(3)	—
	Operating cash flow	$6,838	(218)		7,056	7,086	(346)		7,432

	Revenues	$18,031	—		18,031	18,095	—		18,095

	Operating income margin (operating income divided by revenues)	13.4%			14.6%	8.0%			16.0%

	Operating cash flow margin (operating cash flow divided by revenues)	37.9%			39.1%	39.2%			41.1%

Free cash flow
	Operating cash flow				$7,056				7,432
	Less: Cash paid for income taxes, net of refunds				(27)				(48)
	Less: Cash paid for interest, net of amounts capitalized				(1,338)				(1,334)
	Less: Capital expenditures (4)				(3,026)				(3,001)
	Add: Other income				25				22
	Free cash flow (5)				$2,690				3,071

SPECIAL ITEMS
(1) -
Includes severance costs associated with recent headcount reductions ($88 million), integration and retention costs associated with our acquisition of Qwest ($51 million), the impairment of two office buildings ($18 million) and a pension settlement charge ($63 million), less the offsetting impact of a litigation settlement in the amount of $2 million.

(2) -
Includes a non-cash, non-tax deductible goodwill impairment charge of ($1.092 billion), a litigation reserve ($233 million), the Communications Workers of America contract ratification bonus ($6 million), severance costs associated with reduction in force initiatives ($27 million), integration, severance and retention costs associated with our acquisition of Qwest ($47 million), integration, severance, and retention costs associated with our acquisition of Savvis ($6 million), an accounting adjustment ($18 million) and an impairment of an office building ($9 million).

(3) -	Non-cash, non-tax deductible goodwill impairment charge.
(4) -	Excludes $21 million in 2014 and $47 million in 2013 of capital expenditures related to the integration of Qwest and Savvis.
(5) -	Excludes special items identified in items (1) to (3).

CenturyLink, Inc.
Business Revenues and Operating Metrics
(UNAUDITED)

	Three months ended		Twelve months ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Business Segment Revenue Detail
	(In millions)
Revenues
High-bandwidth data services (1)	$694	616	2,651	2,291
Hosting services (2)	327	324	1,316	1,258
Other strategic services (3)	22	15	75	60
Low-bandwidth data services (4)	541	623	2,308	2,564
Legacy voice services	677	710	2,780	2,918
Other legacy services	294	327	1,218	1,349
Data integration	143	185	686	651
Total revenues	$2,698	2,800	11,034	11,091

(1)	Includes MPLS, Ethernet and Wavelength revenue
(2)	Includes colocation, managed hosting and Hosted-Area Network (HAN) revenue. Excludes Wide-Area Network (WAN) revenue previously reported in total Hosting revenue
(3)	Includes primarily VoIP, video, IT services and deferred revenue recognition
(4)	Includes private line and high-speed Internet revenue
	Three months ended		Twelve months ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Hosting Services Detail (5)
	(In millions)
Colocation	$160	157	644	623
Managed Hosting/Cloud	145	143	580	540
Hosting Area Network	22	24	92	95
Total Hosting Services	$327	324	1,316	1,258

(5)	Excludes Wide-Area Network (WAN) revenue previously reported in total Hosting revenue

	As of	As of	As of
	December 31, 2014	September 30, 2014	December 31, 2013
Hosting Data Center Metrics

Number of data centers (6)	58	58	55
Sellable square feet, million sq ft	1.46	1.45	1.39
Billed square feet, million sq ft	0.92	0.94	0.96
Utilization	63%	64%	69%

(6)	We define a "data center" as any facility where we market, sell and deliver either colocation services or multi-tenant managed services (including cloud), or both.

	As of	As of	As of
	December 31, 2014	September 30, 2014	December 31, 2013
Operating Metrics
	(In thousands)
Broadband subscribers	6,082	6,063	5,991
Access lines	12,394	12,537	13,002
Prism subscribers	242	229	175

	Our methodology for counting broadband subscribers, access lines and Prism subscribers may not be comparable to those of other companies.

CenturyLink, Inc.
SUPPLEMENTAL NON-GAAP INFORMATION - ADJUSTED DILUTED EPS
THREE MONTHS ENDED DECEMBER 31, 2014 AND 2013 AND TWELVE MONTHS ENDED DECEMBER 31, 2014 AND 2013
(UNAUDITED)
(Dollars in millions, except per share amounts)

	Three months ended		Twelve months ended
	December 31, 2014 (excluding special items)	December 31, 2013 (excluding special items)	December 31, 2014 (excluding special items)	December 31, 2013 (excluding special items)

Net income *	$187	225	861	988

Add back:
Amortization of customer base intangibles:
Qwest	209	223	856	913
Embarq	25	30	108	127
Savvis	16	16	62	61

Amortization of trademark intangibles:
Qwest	2	7	17	39
Savvis	—	15	5	21

Amortization of fair value adjustment of long-term debt:
Embarq	1	1	5	4
Qwest	(6)	(14)	(42)	(62)

Subtotal	247	278	1,011	1,103
Tax effect of above items	(94)	(107)	(384)	(428)
Net adjustment, after taxes	153	171	627	675

Net income, as adjusted for above items	$340	396	1,488	1,663

Weighted average diluted shares outstanding	567.0	586.4	569.7	602.2

Diluted EPS (excluding special items)	$0.33	0.38	1.51	1.64

Adjusted diluted EPS as adjusted for the above-listed purchase accounting intangible and interest amortizations (excluding special items)	$0.60	0.68	2.61	2.76

The above schedule presents adjusted net income and adjusted diluted earnings per share (both excluding special items) by adding back to net income and diluted earnings per share certain non-cash expense items that arise as a result of the application of business combination accounting rules to our major acquisitions since mid-2009. Such presentation is not in accordance with generally accepted accounting principles but management believes the presentation is useful to analysts and investors to understand the impacts of growing our business through acquisitions.

*See preceding schedules for a summary description of special items.